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                                                              Exhibit 99.B11(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the reference to our Firm under the captions "Independent Accountants" in the Prospectuses and "Independent Accountants and Reports" in the Statement of Additional Information relating to the SBSF Fund, SBSF Convertible Securities Fund, SBSF Capital Growth Fund, and Key Money Market Fund of the SBSF Funds, Inc. in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of the SBSF Funds, Inc. (File No. 2-84920).


                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.

New York, New York
March 27, 1997